                                                                      Exhibit 99

                             JOINT FILER INFORMATION

NAME:                                    Frost Gamma Investments Trust

ADDRESS:                                 4400 Biscayne  Blvd.
                                         Miami, FL  33137

Designated Filer:                        Phillip Frost, M.D.

Issuer and Ticker Symbol:                Ideation Acquisition Corp. (IDI)

Date of Event Requiring Statement:       July 17, 2009

                                         FROST GAMMA INVESTMENTS TRUST

                                         by:  /s/ Phillip Frost, M.D.
                                              ----------------------------------
                                              Phillip Frost, M.D., Trustee